UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2004

Pillowtex Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-49835	75-2147728
(Commission File Number)	(I.R.S. Employer Identification No.)

One Lake Circle Drive Kannapolis, North Carolina	28081
(Address of Principal Executive Offices)	(Zip Code)

(704) 939-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 16, 2004 KPMG LLP (“KPMG”), resigned as the Registrant’s auditors. KPMG’s report on the consolidated financial statements of the Registrant (and its predecessor) and its subsidiaries for the years ended December 28, 2002 and December 29, 2001, and the results of their operations and their cash flows for the seven-month period ended December 28, 2002, the five-month period ended June 1, 2002, and the year ended December 29, 2001 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the following statements, which were included in KPMG’s report:

“The accompanying consolidated financial statements have been prepared assuming Pillowtex Corporation will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, on November 14, 2000, Pillowtex Corporation, and substantially all of its subsidiaries (collectively, the Debtors) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (Chapter 11). The Debtors operated their business under the jurisdiction of Chapter 11 and the United States Bankruptcy Court in Delaware (the Bankruptcy Court) from November 14, 2000 until May 24, 2002. On May 24, 2002, the Bankruptcy Court approved the Debtors’ plan of reorganization and the Debtors emerged from their Chapter 11 proceedings. Pillowtex Corporation and subsidiaries, the successor companies, have incurred significant operating losses and negative operating cash flows since their emergence from their Chapter 11 proceedings on May 24, 2002, and when considered with other matters discussed in Note 1 to the consolidated financial statements raise substantial doubt about their ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

KPMG has not completed the audit of the Registrant’s financial statements for its fiscal year ended January 3, 2004. During the two fiscal years ended December 28, 2002 and through the date of KPMG’s resignation on August 16, 2004, there were (i) no disagreements between the Registrant or its predecessor and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in connection with its reports; and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except, in the case of clause (ii), as follows:

KPMG advised the Registrant that information came to its attention during the Registrant’s fiscal year ended January 3, 2004 that if further investigated may materially impact the fairness or reliability of certain of its previously issued audit reports relating to the Registrant’s financial statements for the related prior periods. The information at issue relates to the previously-announced internal review conducted by the Registrant, at the direction of its audit committee, of the Registrant’s consolidated financial statements for the fiscal year ended December 28, 2002. The internal review examined the Registrant’s accounting for trade allowances, including discounts, rebates and co-op advertising, employed by the Registrant to promote its products. No further investigation was undertaken. As previously reported, the Registrant and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code on July 30, 2003. The issue had not been resolved to KPMG’s satisfaction prior to its resignation.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated October 7, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 7, 2004

PILLOWTEX CORPORATION

By:	/s/ John F. Sterling
Name:	John F. Sterling
Title:	Vice President and General Counsel